Exhibit 10.219

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of November 15, 2017 among UNITED AIRLINES, INC. , a Delaware corporation (the “Borrower”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (“UCH”), BARCLAYS BANK PLC, as Fronting Lender, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders party to the Loan Agreement referred to below (together with its permitted successors in such capacity, the “Administrative Agent”), and on behalf of the Consenting Lenders (as defined below) executing consents to this Amendment and each Revolving Lender. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below (as amended by this First Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, UCH and certain of its subsidiaries other than the Borrower from time to time, as guarantors, the Lenders and the Administrative Agent are parties to a $3,500,000,000 Amended and Restated Credit and Guaranty Agreement dated as of March 29, 2017 (as amended, modified and supplemented and in effect on the date hereof, the “Loan Agreement”) comprised of a $2,000,000,000 revolving credit and revolving letter of credit facility and a $1,500,000,000 term loan facility (of which $1,492,500,000 was outstanding immediately prior to effectiveness of this First Amendment);

WHEREAS, the Borrower has requested to amend certain terms of the Loan Agreement as hereinafter set forth;

WHEREAS, with respect to the Term Lenders holding any Term Loans outstanding immediately prior to the First Amendment Effective Date (as defined below) (such Term Loans, the “Refinanced Term Loans”) whose executed consent to this First Amendment has not been received by the Administrative Agent on or prior to a deadline (the “Non-Consenting Lenders”; the Term Lenders that are not the Non-Consenting Lenders (including the “Fronting Lender” as defined below) are hereinafter referred to as the “Consenting Lenders”) as agreed between the Borrower and the Administrative Agent and announced by the Administrative Agent to the Term Lenders (the “Consent Deadline”), the Borrower hereby gives notice to each Non-Consenting Lender, pursuant to Section 10.08(e) of the Loan Agreement, that upon the First Amendment Effective Date, the principal amount of and accrued and unpaid interest on its Refinanced Term Loans will be repaid in full on behalf of the Borrower by the Administrative Agent or Barclays Bank PLC, as Fronting Lender (the “Fronting Lender”);

WHEREAS, on the First Amendment Effective Date, the Refinanced Term Loans held by the Consenting Lenders and Fronting Lender shall be converted to new Class B Term Loans (the “Replacement Term Loans”); and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 - Loan Agreement Amendments. Subject to the satisfaction of the conditions set forth in Section 2 hereof:

(a)    Amended Definition. Section 1.01 of the Loan Agreement shall be amended by amending and restating in its entirety the below definition as follows:

“Applicable Margin” shall mean the rate per annum determined pursuant to the following:

Class of Loans	Applicable Margin Eurodollar Loans	Applicable Margin ABR Loans
Class B Term Loans	2.00%	1.00%
Revolving Loans	2.25%	1.25%

(b)    New Definitions. Section 1.01 of the Loan Agreement shall be amended by adding in appropriate alphabetical order the following definitions:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(c)    Section 2.09. Section 2.09 is hereby amended by adding the following at the end of such section:

“Notwithstanding any provision to the contrary set forth in this Agreement, in the event the Administrative Agent determines, pursuant to and in accordance with this Section 2.09, that reasonable means do not exist for ascertaining the applicable LIBO Rate and the Administrative Agent and the Borrower mutually determine that the syndicated loan market has broadly accepted a replacement standard for the LIBO Rate, then the Administrative Agent and Borrower may, without the consent of any Lender, amend this Agreement to adopt such new broadly accepted market standard and to make such other changes as shall be necessary or appropriate in the good faith determination of the Administrative Agent and the Borrower in order to implement such new market standard herein and in the other Loan Documents so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such replacement standard is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.”

(d)    Section 2.10. The first sentence of Section 2.10(b) shall be amended and restated to read as follows: The principal amount of the Class B Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) of $3,750,000, on the 29th day of each March, June, September and December, commencing on December 29, 2017.

(e)    Section 2.13. Section 2.13(d) of the Loan Agreement shall be amended by deleting the words “the first six months after the Closing Date” in the first and second sentences of such Section and replacing them with “six months after November 15, 2017” in each such instance.

(f)    Certain ERISA Matters. A new Section 10.20 is added to the Credit Agreement as follows:

“SECTION 10.20. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement, each Lead Arranger, each Joint Lead Arranger and their respective Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement, each Lead Arranger, each Joint Lead Arranger and their respective Affiliates, that:

(i) none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

SECTION 2 - Conditions to Effectiveness. This First Amendment shall become effective on the date when each of the following conditions specified below shall have been satisfied (the “First Amendment Effective Date”):

(i)    the Administrative Agent and the Borrower shall have received a signed signature page to this First Amendment from the Borrower, the Guarantor, the Fronting Lender, each Revolving Lender and the Administrative Agent and a signed consent from each Consenting Lender, and in the case of each such Consenting Lender such Consenting Lender shall have elected on its signature page either “Option A” or “Option B” as described in Exhibit A hereto;

(ii)    the Administrative Agent shall have received with respect to the Borrower a certificate of the Secretary of State of the state of Delaware, dated as of a recent date, as to its good standing;

(iii)    the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or similar officer), of the Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer of the Borrower executing this First Amendment or any other document delivered by it in connection herewith;

(iv)    the Borrower shall have paid to the Administrative Agent for the benefit of itself and the Consenting Lenders the then-unpaid balance of all accrued and unpaid fees due, owing and payable by the Borrower to them in connection with this First Amendment, as agreed to by the Borrower, and the reasonable attorneys’ fees of Milbank, Tweed, Hadley & McCloy LLP as counsel to the Administrative Agent and to the Fronting Lender incurred in connection with the preparation, execution and delivery of this First Amendment as to which the Borrower shall have received an invoice prior to the First Amendment Effective Date;

(v)    the Administrative Agent shall have received an Officer’s Certificate from the Borrower certifying as to the truth in all material respects of the representations and warranties set forth in Section 3 of this First Amendment as though made by it on the date hereof, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided, that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the First Amendment);

(vi)    all interest accrued on the Term Loans that has not yet been paid by the Borrower to the Administrative Agent as of the First Amendment Effective Date shall have been paid in full; and

(vii)    all amounts owing to the Non-Consenting Lenders pursuant to Section 2.15 (Break Funding Payments) of the Loan Agreement in connection with the repayment of their Refinanced Term Loans pursuant to this First Amendment shall have been paid by the Borrower to the Administrative Agent for the account of each such Non-Consenting Lender, subject in the case of each Non-Consenting Lender to its giving the Borrower a written certificate setting forth any such amount due to it at least one Business Day prior to the First Amendment Effective Date.

The Administrative Agent shall promptly notify the parties hereto of the occurrence of the First Amendment Effective Date.

SECTION 3 - Representations and Warranties. In order to induce the Consenting Lenders and the Administrative Agent to enter into this First Amendment, the Borrower represents and warrants to each of the Consenting Lenders and the Administrative Agent that on and as of the date hereof after giving effect to this First Amendment, (i) no Event of Default has occurred and is continuing or would result from giving effect to the First Amendment and (ii) the representations and warranties contained in the Loan Agreement and the other Loan Documents (other than the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a) of the Loan Agreement), are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the First Amendment.

SECTION 4 - Reference to and Effect on the Loan Agreement; Ratification. At and after the effectiveness of this First Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this First Amendment. The Loan Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, and the obligations of the Borrower hereunder and thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The parties hereto confirm and agree that the guaranty under Section 9 of the Loan Agreement shall continue in full force and effect after giving effect to this First Amendment, and the term “Obligations” as used in the Loan Agreement shall include all obligations of the Borrower under the Loan Agreement, as amended by this First Amendment. This First Amendment shall be deemed to be a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 5 - Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The execution and delivery of a consent to this First Amendment by each Consenting Lender shall be irrevocable and shall be binding upon such Consenting Lender’s successors, permitted transferees and permitted assigns. This First Amendment shall become effective as set forth in Section 2, and from and after the First Amendment Effective Date shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted transferees and permitted assigns. Delivery of an executed counterpart of a signature page of this First Amendment or of a consent to this First Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment or such consent, respectively.

SECTION 6 - Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7 - Refinancing of Non-Consenting Lender Term Loans; Assignments of Certain Lenders. Subject to the satisfaction of the conditions set forth in Section 2 and effective as of the First Amendment Effective Date:

(a)    the outstanding Refinanced Term Loans of each Non-Consenting Lender shall, pursuant to 10.08(e) of the Loan Agreement, be repaid, on behalf of the Borrower by payment from the Fronting Lender of an amount equal to the outstanding principal amount of, and accrued and unpaid interest on all of such Refinanced Term Loans, and all of such Non-Consenting Lender’s existing Refinanced Term Loans shall be deemed refinanced by new Class B Term Loans held by the Fronting Lender in an amount corresponding to the amount of existing Refinanced Term Loans held by such Non-Consenting Lender,

(b)    each Consenting Lender who elects Option A as described in Exhibit A hereto will hold new Class B Term Loans, in a principal amount equal to its Refinanced Term Loans or greater amount as agreed between such Consenting Lender and the Fronting Lender, subject to the amended terms described in this First Amendment,

(c)    each Consenting Lender who elects Option B as described in Exhibit A hereto (each such Lender a “Cash Roll Lender”), shall on or prior to the First Amendment Effective Date and upon execution and delivery of its consent as described in Exhibit A hereto (i) be deemed to have assigned its Refinanced Term Loans to the Fronting Lender pursuant to the terms hereof (the “First-Step Assignment”), (ii) receive an amount equal to the outstanding principal amount of, and accrued and unpaid interest to but excluding the First Amendment Effective Date on, such Refinanced Term Loans and (iii) commit (or have such other Eligible Assignees as such Cash Roll Lender may designate commit) to purchase new Class B Term Loans from the Fronting Lender in a principal amount to be determined by the Fronting Lender up to the amount of the Refinanced Term Loans such Cash Roll Lender assigned pursuant to the First-Step Assignment (or such greater amount as may be agreed between such Cash Roll Lender and the Fronting Lender),

(d)    the Replacement Term Loans shall be deemed the Class B Term Loans and replace the Refinanced Term Loans, and all Replacement Term Loans shall be subject to the same Interest Period as the Refinanced Term Loans in existence immediately prior to the First Amendment Effective Date, and shall continue to accrue interest in accordance with Section 2.07 of the Credit Agreement on and after the First Amendment Effective Date at the same interest rate, except for the change in the Applicable Margin pursuant to this First Amendment effective on the First Amendment Effective Date, and

(e)    the Fronting Lender shall advance a Replacement Term Loan in a principal amount equal to the principal amount of Refinanced Term Loans required to be paid by the Fronting Lender pursuant to this Section 7.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Revolving Lender

By:	/s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

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BARCLAYS BANK PLC, as Fronting Lender and a Revolving Lender

By:	/s/ Tom Blouin
	Name:	Tom Blouin
	Title:	Managing Director

UAL 2017

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BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Christopher Wozniak
	Name:	Christopher Wozniak
	Title:	Director

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BNP PARIBAS, as a Revolving Lender

By:	/s/ Robert Papas
	Name:	Robert Papas
	Title:	Managing Director

By:	/s/ Angela Bentley Arnold
	Name:	Angela Bentley Arnold
	Title:	Managing Director

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CITIBANK, N.A., as a Revolving Lender

By:	/s/ Meghan O’Connor
	Name:	Meghan O’Connor
	Title:	Vice President

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CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Revolving Lender

By:	/s/ Elisa Lajonchere
	Name:	Elisa Lajonchere
	Title:	Managing Director

By:	/s/ Brian Bolotin
	Name:	Brian Bolotin
	Title:	Managing Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Lender

By:	/s/ Vipul Dhadda

Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta

Name:	D. Andrew Maletta
Title:	Authorized Signatory

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Marcus Tarkington

Name:	Marcus Tarkington
Title:	Director

By:	/s/ Anca Trifan

Name:	Anca Trifan
Title:	Managing Director

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GOLDMAN SACHS BANK USA, as a Revolving Lender

By:	/s/ Chris Lam

Name:	Chris Lam
Title:	Authorized Signatory

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INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Christopher McKay

Name:	Christopher McKay
Title:	Director

By:	/s/ Peichen Chen

Name:	Peichen Chen
Title:	Assistant Vice President

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MORGAN STANLEY BANK, N.A., as a Revolving Lender

By:	/s/ Brian Roggi

Name:	Brian Roggi
Title:	Authorized Signatory

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MORGAN STANLEY SENIOR FUNDING INC., as a Revolving Lender

By:	/s/ Brian Roggi

Name:	Brian Roggi
Title:	Vice President

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STANDARD CHARTERED BANK, as a Revolving Lender

By:	/s/ Daniel Mattern

Name:	Daniel Mattern
Title:	Associate Director

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STATE BANK OF INDIA, as a Revolving Lender

By:	/s/ Rahul Joshi

Name:	Rahul Joshi
Title:	Head Corporate Credit

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WELLS FARGO BANK, N.A., as a Revolving Lender

By:	/s/ Thomas M. Molitor
Name: Thomas M. Molitor
Title: Managing Director

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COMPASS BANK, as a Revolving Lender

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

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UNITED AIRLINES, INC.

By:	/s/ Andrew Levy
	Name:	Andrew Levy
	Title:	Executive Vice President and Chief Financial Officer

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Andrew Levy
	Name:	Andrew Levy
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT A

LENDER CONSENT TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT

AND GUARANTY AGREEMENT

November 6, 2017

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 29, 2017 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”) among UNITED AIRLINES, INC., a Delaware corporation (the “Borrower”), UNITED CONTINENTAL HOLDINGS, INC. and its other subsidiaries party thereto as guarantors from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”), and the “Lenders” party thereto.

Posted for your review is a draft of the First Amendment (the “Amendment”) to the Loan Agreement. Barclays Bank PLC will be acting as Fronting Lender in connection with the Amendment. Capitalized terms used and not defined in this Consent have the meanings set forth in the Loan Agreement, as amended by the Amendment.

This Consent sets forth the procedures for (i) submitting your consent to the Amendment; (ii) electing either (a) a cashless roll as described in Option A below or (b) a cash roll as described in Option B below; (iii) electing not to consent to the Amendment and be treated as a “Non-Consenting Lender” and/or (iv) submitting questions or comments on the Amendment.

PROCEDURES FOR CONSENTING TO THE AMENDMENT

Each Term Lender is requested to consent to the Amendment by following the procedures set forth herein. Additionally, each Consenting Lender may elect one of the following options:

•	OPTION A (Cashless): If you elect Option A, on the First Amendment Effective Date, your Class B Term Loans, in a principal amount equal to your Refinanced Term Loans or greater amount as agreed between you and the Fronting Lender, will automatically be subject to the amended terms described in the Amendment.

•	OPTION B (Cash Roll): If you elect Option B, on the First Amendment Effective Date (i) your Class B Term Loans will be assigned to the Fronting Lender pursuant to the terms of the Amendment (the “First-Step Assignment”), (ii) you will receive an amount equal to the outstanding principal amount of, together with accrued and unpaid interest to the First Amendment Effective Date on, such Term Loans, and (iii) you or such other Eligible Assignees as you may designate will commit to purchase new Class B Term Loans from the Fronting Lender (the “Second-Step Assignment”) in a principal amount to be determined by the Fronting Lender up to the amount of the original Class B Term Loans you assigned pursuant to the First-Step Assignment (or such greater amount as may be agreed between you and the Fronting Lender).

In order to consent to the Amendment and elect either Option A or Option B, each Consenting Lender is required to complete and sign the signature page to the Amendment (a copy of which is attached hereto as Annex I, with the full Amendment document being posted separately to

Intralinks). In addition, if you elect Option B, the Fronting Lender will separately be contacting you to arrange execution and delivery of appropriate Assignment and Acceptance to effect the Second-Step Assignment.

Delivery Instructions for Consenting Lenders: If you are a Consenting Lender, please indicate your consent to the Amendment by submitting an executed signature page, a form of which is attached hereto as Annex I, to UnitedAirlinesNov17@lendamend.com no later than 1:00p.m., New York City time, on November 9, 2017. For questions about signature pages or execution matters please contact LendAmend at +1 (646) 453-2861. Term Lenders not delivering a signature page prior to such time will be treated as “Non-Consenting Lenders” with respect to the Amendment. Please note that EACH LEGAL ENTITY MUST SUBMIT A SEPARATE SIGNATURE PAGE.

PROCEDURES FOR NON-CONSENTING LENDERS

If you do not wish to consent to the Amendment for any of your Class B Term Loans, you are requested to please promptly advise the Fronting Lender of your intention. Non-Consenting Lenders will be repaid in accordance with the Amendment.

PROCEDURES FOR UPSIZING COMMITMENTS

Each existing Lender that wishes to upsize its Class B Term Loan commitment in excess of its current amount is asked to contact their sales representative at Barclays Bank.

REQUEST FOR REVIEW AND COMMENTS TO THE AMENDMENT

Each Lender is requested to review the terms of the Amendment.

All questions or comments on the Amendment of a business nature should be directed to Barclays Bank at:

•	Michael Miller, michael.miller3@barclays.com, (212) 526-1288.

If you have any questions of a legal nature, they should be directed to the counsel for the Fronting Lender and the Administrative Agent, Milbank, Tweed, Hadley & McCloy LLP at:

•	Elihu F. Robertson, erobertson@milbank.com, (212) 530-5187

•	James V. Pascale, jpascale@milbank.com, (212) 530-5370

•	Joshua Forman, jforman@milbank.com, (212) 530-5246

ANNEX I

CONSENTING LENDERS

By a Term Lender’s signature hereto, such Term Lender is electing to consent to the Amendment by Option A: CASHLESS for the entire principal amount of Term Loans held by such Term Lender unless a different option is checked:

CURRENT HOLDING AMOUNT: $

PLEASE CHECK:

OPTION A : ☐ CASHLESS

OPTION B : ☐ CASH ROLL

LENDER:

By:
Name:
Title:

*By:
Name:
Title:

*	For Lenders requiring a second signature line.
**	If you do not check any boxes you will be deemed to have elected a FULL CASHLESS ROLL.
***	In the event of immaterial discrepancies between lender indicated holding amount and the Agent’s Lender Register, the Agent’s Lender Register will prevail.